EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Glenayre Technologies, Inc. on Form S-4 of our reports dated February 14, 1994, included and incorporated by reference in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1993. We also consent to the reference to us under the headings "Summary Consolidated Financial Information" and "Experts" in the Prospectus.






DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 7, 1995